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STOCK APPRECIATION RIGHT ELECTION
To Exercise Stock Appreciation Rights
of
Frisco Bay Industries Ltd.

In connection with the Offers To Purchase
all of the outstanding shares of Common Stock and
all of the outstanding shares of Class A Common Stock of
Frisco Bay Industries Ltd.
at
U.S.$15.25 in cash per share
by
6181708 Canada Inc.,
an indirect wholly owned subsidiary of
The Stanley Works

IMPORTANT—PLEASE READ CAREFULLY
IF YOU DO NOT COMPLETE AND RETURN THIS DOCUMENT ON TIME,
YOUR STOCK APPRECIATION RIGHTS WILL NOT BE EXERCISED
AND YOU WILL RECEIVE NO VALUE THEREFOR IN CONNECTION WITH THE OFFERS
SIGNATURE REQUIRED ON FINAL PAGE

Dear Stock Appreciation Rights Holder:

        6181708 Canada Inc. (the "Offeror"), an indirect wholly owned subsidiary of The Stanley Works ("Parent"), has made offers (the "Offers") to purchase all of the outstanding shares of Common Stock (the "Common Shares") and all of the outstanding shares of Class A Common Stock (the "Class A Shares," and together with the Common Shares, the "Shares") of Frisco Bay Industries Ltd. (the "Company") at a purchase price of U.S.$15.25 per Share (such price per Share, the "Offer Price"). The Offers To Purchase and Circular dated January 30, 2004, and the related Letter of Acceptance and Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offering Materials"), copies of which are enclosed with this Stock Appreciation Right Election, describe the Offers in greater detail.

        Capitalized terms used but not defined in this Stock Appreciation Right Election have the meanings set forth in the Offering Materials.

        The Offers are being made in connection with a Support Agreement (the "Support Agreement"), dated as of January 19, 2004, among the Offeror, Parent and the Company. Under the Support Agreement, holders of stock appreciation rights (the "SARs") granted pursuant to the Frisco Bay Industries Ltd. Stock Incentive Plan (the "Plan") who submit a valid Stock Appreciation Right Election to the Company prior to the Expiry Time will be able (contingent on the purchase by the Offeror of Common Shares pursuant to the Common Shares Offer) to exercise their SARs effective as of immediately prior to the Expiry Time and receive the Exercise Proceeds (as defined below). All SAR exercises must be effected through the Company. A holder of SARs who wishes to exercise such holder's SARs in connection with the Offers must submit to the Company a duly completed and signed Stock Appreciation Right Election pursuant to which such holder will be deemed, immediately prior to the Expiry Time (and conditioned upon the purchase by the Offeror of Common Shares pursuant to the Common Shares Offer), to have exercised all of such holder's SARs.

        Prior to the commencement of the Offers, the Board of Directors of the Company took action to determine for purposes of the Plan that the fair market value of the Common Shares as of the date of exercise of the SARs is equal to U.S.$15.25.

        As a holder of SARs under the Plan, you may submit to the Company this Stock Appreciation Right Election exercising all of your outstanding SARs that have an exercise price (the "Exercise

Price") less than the Offer Price, as set forth below under "Instructions"; provided, that any exercise of an SAR must be in accordance with the terms of the Plan.

        By signing below, you hereby agree that, immediately prior to the purchase of Common Shares by the Offeror in the Common Shares Offer, and contingent upon such purchase, you will be deemed to have fully exercised each SAR having an Exercise Price less than the Offer Price held by you. In exchange, you will be entitled to receive from the Company, for each SAR exercised hereby, an amount (the "Exercise Proceeds") equal to the difference between (a) the Offer Price and (b) the Exercise Price. The Company has agreed not to issue any Common Shares in respect of any exercises of SARs.

        By signing below, you acknowledge and agree that (1) SARs for which a valid Stock Appreciation Right Election has been executed and delivered to the Company will become fully exercised immediately prior to the Expiry Time (contingent upon the purchase by the Offeror of Common Shares pursuant to the Common Shares Offer), (2) upon the exercise of such SARs pursuant to this Stock Appreciation Right Election, you will have no further rights under such SAR. SAR holders should note that they may exercise their SARs at any time, whether or not the Offeror has purchased Common Shares pursuant to the Common Shares Offer, and (3) in the event that the Offeror does not purchase any Common Shares pursuant to the Common Shares Offer, you will be deemed not to have exercised any SARs pursuant to this Stock Appreciation Right Election.

        TO ASSURE THAT YOUR STOCK APPRECIATION RIGHT ELECTION CAN BE PROCESSED ON TIME, PLEASE EXECUTE THIS STOCK APPRECIATION RIGHT ELECTION AND DELIVER IT TO THE COMPANY ACCORDING TO THE INSTRUCTIONS SET FORTH BELOW, BEFORE 5:00 P.M., MONTREAL TIME, ON MARCH 5, 2004, UNLESS THE OFFERS ARE EXTENDED OR WITHDRAWN.

        If you require additional information concerning the terms and conditions of the Offers, please call Georgeson Shareholder Communications Inc., the Information Agent, at (800) 849-5069. If you require additional information concerning the completion of this Stock Appreciation Right Election, please call Robert Gagnon, Vice President, Finance and Information Technology, at the Company at (514) 738-7300.

        BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFERING MATERIALS AND ALL OTHER ENCLOSED MATERIALS.

        THE BOARD OF DIRECTORS OF THE COMPANY, AFTER CONSULTATION WITH ITS FINANCIAL AND LEGAL ADVISORS, RECEIPT OF RECOMMENDATIONS FROM ITS SPECIAL COMMITTEE AND RECEIPT OF A FAIRNESS OPINION FROM ITS FINANCIAL ADVISOR, HAS DETERMINED THAT THE OFFERS ARE FAIR FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF SHARES AND THAT THE OFFERS ARE IN THE BEST INTERESTS OF THE COMPANY. THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE OFFERS, THE SUPPORT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS UNANIMOUSLY RECOMMENDED THAT THE HOLDERS OF SHARES ACCEPT THE OFFERS.

INSTRUCTIONS

        Carefully complete this Stock Appreciation Right Election. To assure that your Stock Appreciation Right Election can be processed on time, please be sure to sign and date the form and return this Stock Appreciation Right Election to the Company at 160 Graveline Street, St. Laurent, Quebec, Canada H4T 1R7, Attention: Robert Gagnon, Vice President, Finance and Information Technology, no later than 5:00 p.m., Montreal time, on March 5, 2004, unless the Offers are extended or withdrawn.

        The Company reserves the absolute right to waive any defect or irregularity in the exercise of any SAR. No exercise of SARs will be deemed to be properly made until all defects or irregularities have been cured or waived. None of the Company, the Dealer Manager, the Depositary, the Canadian Forwarding Agent, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in exercises of SARs, and none of them will incur any liability for failure to give any such notice.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE EXERCISING HOLDER OF SARs. NO FACSIMILE TRANSMISSIONS OF THE STOCK APPRECIATION RIGHT ELECTION WILL BE ACCEPTED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY BY 5:00 P.M., MONTREAL TIME, ON MARCH 5, 2004.

SAR Exercise

        If you want to exercise your SARs, follow the instructions below.

        THE OFFERS AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., MONTREAL TIME, ON MARCH 9, 2004, UNLESS THE OFFEROR EXTENDS THE OFFERS. EXCEPT AS SET FORTH HEREIN, IF YOU WANT TO RECEIVE THE EXERCISE PROCEEDS, YOU MUST COMPLETE AND RETURN THE ENCLOSED STOCK APPRECIATION RIGHT ELECTION AS SET FORTH IN INSTRUCTION (2) BELOW PRIOR TO MARCH 5, 2004.

        To properly complete your Stock Appreciation Right Election, you need to do the following:

  (1)
  To exercise your SARs, please complete and sign the Stock Appreciation Right Election, which is included herein.

  (2)
  Please send the Stock Appreciation Right Election, duly completed and signed, by post or by hand (during normal business hours) to Frisco Bay Industries Ltd., 160 Graveline Street, St. Laurent, Quebec, Canada H4T 1R7, Attention: Robert Gagnon, Vice President, Finance and Information Technology. The Offers are currently scheduled to expire at 12:01 a.m., Montreal time, on March 9, 2004 unless extended or earlier terminated. However, holders of SARs wishing to exercise SARs and receive the Exercise Proceeds must return the Stock Appreciation Right Election so as to arrive no later than 5:00 p.m., Montreal time, on March 5, 2004. NO FACSIMILE TRANSMITTALS OF THE STOCK APPRECIATION RIGHT ELECTION WILL BE ACCEPTED.

Withdrawal

        If completely and properly submitted, your direction to exercise SARs will be deemed irrevocable upon receipt by the Company unless withdrawn prior to the final expiration of the Offers, unless extended. In order to make an effective withdrawal, you must submit a new Stock Appreciation Right Election which may be obtained by calling Mr. Gagnon at the Company at (514) 738-7300 (or use a photocopy of a Stock Appreciation Right Election). Your new Stock Appreciation Right Election must be signed and dated on the last page of such Stock Appreciation Right Election. You must also write

"WITHDRAW" in the space beneath the signature block on the last page of such Stock Appreciation Right Election. Upon receipt of a new, signed, dated and properly completed Stock Appreciation Right Election, your previous direction will be deemed canceled. You may be deemed to re-exercise your SARs by obtaining another Stock Appreciation Right Election from Mr. Gagnon (or use a photocopy of a Stock Appreciation Right Election) and repeating the previous instructions for directing exercises as set forth above.

Certain Tax Information

        SAR holders are urged to consult their own tax advisors as to the particular tax consequences to them of the exercise of their SARs, including the effect of U.S. federal, state and local tax laws, Canadian tax laws or foreign tax laws, as well as to his or her qualifications for an exemption from backup withholding and the procedure for obtaining such exemption.

Further Information

        If you require additional information concerning the terms and conditions of the Offers, please call Georgeson Shareholder Communications Inc., the Information Agent, at (800) 849-5069. If you require additional information concerning the completion of this Stock Appreciation Right Election, please call Mr. Gagnon at the Company at (514) 738-7300.

SIGNATURE
(REQUIRED)

        The undersigned acknowledges receipt of the Offering Materials from the Offeror and Parent and represents that the undersigned has carefully read such documents. The undersigned hereby instructs the Company, subject to the terms and conditions set forth in this Stock Appreciation Right Election and the Offering Materials, to carry out the instructions contained in this Stock Appreciation Right Election.

        By signing below and returning this Stock Appreciation Right Election, contingent upon the purchase of Common Shares by the Offeror pursuant to the Common Shares Offer, I hereby irrevocably:

  1.
  authorize the Company to effect the exercise of all SARs having an Exercise Price less than the Offer Price of which I am a holder;

  2.
  authorize the Company and the Offeror, jointly and severally (solidarily), and any director or officer of the Company or the Offeror or any agent of such person to act as my attorney (agent) on my behalf to do all acts and things and to execute any document as may be necessary or desirable to give effect to or in consequence of the acceptances I have made in this Stock Appreciation Right Election and I hereby undertake to execute any further assurances that may be required in connection with such acceptances;

  3.
  undertake to confirm and ratify any action properly and lawfully taken on my behalf by any attorney (agent) appointed by or pursuant to this Stock Appreciation Right Election;

  4.
  agree that I will be entitled to receive, as consideration for the exercise of each SAR, the Exercise Proceeds in an amount equal to the difference between (A) the Offer Price and (B) the Exercise Price of such SAR;

  5.
  acknowledge and agree that a cheque for the Exercise Proceeds will be sent by mail to the mailing address set forth below my signature on this Stock Appreciation Right Election promptly after the completion of the Offers;

  6.
  acknowledge and agree that under no circumstances will interest accrue or be paid to me in respect of SARs on any amount received on my behalf, regardless of any delay in making any payments to me in respect of such SARs;

  7.
  acknowledge and agree that any payment of the Exercise Proceeds will be made net of any applicable tax or withholding on account of tax, social security contributions and other similar deductions that the Company may be required by applicable legislation to withhold, as the case may be, and that, should any withholding or deduction be required in respect of the Exercise Proceeds delivered pursuant to the Offers as contemplated above, the Company and/or the Offeror will be entitled to withhold in respect of such withholding or deduction from the Exercise Proceeds, which will be reduced by the amount of such withholding or deduction (unless I have submitted with this form, or pursuant to subsequent notification from the Company, a cheque in an amount sufficient to cover the amount of such withholding or deduction);

  8.
  acknowledge and agree that in the event that the Offeror does not purchase any Common Shares pursuant to the Common Shares Offer, I will be deemed not to have exercised any SARs pursuant to this Stock Appreciation Right Election; and

  9.
  acknowledge and agree that this Stock Appreciation Right Election (including, without limitation, all terms, conditions, acknowledgements and representations included herein) will be governed by and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

        By executing this Stock Appreciation Right Election, I further represent and warrant to the Company, the Offeror and Parent that this Stock Appreciation Right Election constitutes a legal, valid and binding obligation of mine.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED.

Signature: ____________________________	Date: ____________________________
Name: ____________________________	Social Insurance or Social Security Number: ______________
Address:
(Street Address, including Apartment Number—Please Print)

	(City)	(Province or State)	(Postal or Zip Code)

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STOCK APPRECIATION RIGHT ELECTION To Exercise Stock Appreciation Rights of Frisco Bay Industries Ltd.
In connection with the Offers To Purchase all of the outstanding shares of Common Stock and all of the outstanding shares of Class A Common Stock of Frisco Bay Industries Ltd. at U.S.$15.25 in cash per share by 6181708 Canada Inc., an indirect wholly owned subsidiary of The Stanley Works
INSTRUCTIONS
SIGNATURE (REQUIRED)